Exhibit 31.2
                        LASALLE BANK NATIONAL ASSOCIATION

                     ABS ANNUAL REPORT BACKUP CERTIFICATION

                  In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. for the fiscal year ending November 30, 2002, and the certifications given by Matthew J. Zola, Michael B. Pohly and John Kehoe with respect thereto, the undersigned hereby certifies that he is a duly elected Vice President of LaSalle Bank National Association and further certifies in his capacity as such as follows:


1. LaSalle Bank National Association has prepared all distribution reports with respect to each distribution date for each trust under the SATURNS program, which includes each trust listed in Item 5 of the annual report and SATURNS Trust No. 2001-5, and has filed a copy of such reports on Form 8-K during the fiscal year as described on Exhibit A hereto, which also include, for the avoidance of doubt, the reports filed on Form 8-K on July 31, 2002 and August 1, 2002 with respect to the termination of SATURNS Trust No. 2001-5.

2. I have reviewed all reports on Form 8-K containing distribution reports filed in respect of periods included in the fiscal year covered by the annual report of MS Structured Asset Corp.;

3. I am familiar with the operations of LaSalle Bank National Association with respect to the SATURNS program and each of the applicable trusts and the requirement imposed by each of the applicable trust agreements;

4. Based on my knowledge, the information in the distribution reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the annual report;

5. Based on my knowledge, the information required to be provided under each trust agreement, for inclusion in these reports, is included in these reports;

6. Based on my knowledge, and except as disclosed in the reports, the trustee has fulfilled its obligations, including any servicing obligations, under the trust agreement.

7. Based on my knowledge, and except as disclosed in the reports, there are no material legal proceedings with respect to any trust, involving the trust or LaSalle Bank National Association as trustee.


                                             By:    /s/ Russell M. Goldenburg
                                                ------------------------------
                                             Name:  Russell M. Goldenburg
                                             Title: Group Senior Vice President
                                             Date:  February 28, 2003


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                                                                       EXHIBIT A

                         Distribution                     8-K Filing
                            Date                            Date

SATURNS 2001-1             12/3/01                         12/13/01
                           6/3/02                          6/25/02

SATURNS 2001-2             4/1/02                          4/5/02
                           10/1/02                         10/21/02

SATURNS 2001-3             1/15/02                         1/17/02
                           7/15/02                         7/18/02

SATURNS 2001-4             3/1/02                           3/8/02
                           9/30/02                         9/12/02

SATURNS 2001-5             5/15/02                         5/23/02
                           bankruptcy notification         7/31/02
                           termination                     8/1/02

SATURNS 2001-6             12/31/01                        1/10/02
                           4/1/02                          4/5/02
                           7/1/02                          7/26/02
                           9/30/02                         9/26/02

SATURNS 2001-7             1/15/02                         1/30/02
                           7/15/02                         7/18/08
                           7/15/02                         7/26/02

SATURNS 2001-8             3/15/02                         3/22/02
                           3/15/02                         7/26/02
                           9/16/02                         9/20/02

SATURNS 2002-1             7/1/02                          7/11/02
                           7/1/02                          7/26/02

SATURNS 2002-3             9/3/02                          9/12/02

SATURNS 2002-4             9/3/02                          9/12/02

SATURNS 2002-5             7/15/02                         7/24/02

SATURNS 2002-6             8/1/02                          8/20/02

SATURNS 2002-7             9/3/02                          9/12/02

SATURNS 2002-8             9/3/02                          9/12/02